UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2020

Parkview Capital Credit, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55411	47-2441958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Park Towers Uptown

1233 West Loop South, Suite 1170

Houston, Texas 77027

(Address of Principal Executive Offices, Zip Code)

(832) 402-1050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01 Other Events.

Update Regarding Bankruptcy Proceedings Involving Lone Star Brewery Development, Inc.

As previously reported on an 8-K filed by Parkview Capital Credit, Inc. (the “Company”) on January 6, 2020, Lone Star Brewery Development, Inc. (“Lone Star”), a wholly-owned subsidiary of the Company, filed for bankruptcy protection in the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) under Chapter 11 of the United States Bankruptcy Code. The filing occurred after BI 28 LLC (the “Lender”), a subsidiary of BridgeInvest, announced its intent to commence foreclosure proceedings as a result of Lone Star’s default under the terms of its loan agreement (the “Loan Agreement”) with the Lender.

On January 17, 2020 the Lender filed a Motion for Relief from Automatic Stay Pursuant to 11. U.S.C. § 362(d)(the “Motion”) requesting an order from the Bankruptcy Court that would allow the Lender to exercise its state law remedies and foreclose on the Lone Star property. On March 6, 2020, in response to a motion by Lone Star and the Lender, the Bankruptcy Court issued an Agreed Order lifting the stay imposed by the Court and outlining the parameters for the auction procedures with respect to the sale of the land at the Lone Star site. The auction procedures were approved by an order of the Bankruptcy Court on March 10, 2020 and are attached hereto as Exhibit 99.1. The procedures state the following:

1.	Initial bids, including earnest money deposits, must be received by Lone Star by close of business on April 6, 2020;

2.	An initial bid will not be considered a “Qualifying Bid” unless the bid is for an amount no less than $13.5 million dollars and the bidder can provide evidence of its financial ability to close the transaction;

3.	In the event that Lone Star receives no bids, a sales hearing will be held on April 13, 2020 to approve the sale of the property to the Lender;

4.	Upon the receipt of one or more Qualifying Bids, Lone Star will notify the Bankruptcy Court, and a sales hearing to approve the sale of the property to the “Successful Bidder” will take place on April 23, 2020;

5.	In the event that more than one Qualifying Bid is received, an auction will be held on April 17, 2020 to determine the Successful Bidder;

6.	The closing of the sale of the property shall occur no later than May 1, 2020;

7.	In the event that the property is not sold in the manner prescribed above, the Lender has agreed to purchase the property by May 4, 2020.

Motion For Default Judgment

In a separate proceeding initiated in the United States District Court for the Southern District of Florida, Miami Division, the Lender filed a Motion for Default Judgment against the Company and Keith W. Smith, President and Chief Executive Officer of the Company, to recover damages in the amount of $12,916,691.19 — the amount of Lone Star’s obligations to the Lender, pursuant to guaranties executed by the Company and Mr. Smith in connection with the Loan Agreement. The Default Judgment was granted on March 16, 2020.

Pursuant to both the March 6, 2020 and March 10, 2020 orders, the Lender is required to forbear from exercising any remedies to collect upon the default judgments it has or will obtain against the guarantors of Lone Star’s debt obligation to the Lender until the earlier of (a) an entry of an order transferring the property owned by Lone Star to the lender free and clear, at which time the lender will release the Company and Mr. Smith from the default judgments, or (b) May 5, 2020, at which time the Lender may exercise any and all remedies available to it under applicable law. Since the auction procedures provide that the minimum cash bid must equal or exceed $13.5 million, an amount that makes the Lender whole, and the Lender has agreed to purchase the property owned by Lone Star for the amount of its debt by May 4, 2020 in the event there are no bidders, the Company believes that the Default Judgment will have no material impact on the Company’s operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	March 10, 2020 Order of the United States Bankruptcy Court for the Western District of Texas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVIEW CAPITAL CREDIT, INC.

Dated: March 20, 2020	By:	/s/ Keith W. Smith
	Name:	Keith W. Smith
	Title:	President and Chief Executive Officer

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